CONSULTING AGREEMENT This Consulting Agreement ("Agreement") is entered between HNI Corporation (“HNI”) and Quiet Trail Investments, LLC ("Special Advisor") on November 7, 2018. Special Advisor agrees to provide professional assistance to HNI under the terms and conditions below. SCOPE OF SERVICES Special Advisor will provide the services of Stan Askren to act as an advisor to the Chief Executive Officer, and a community advocate for and advisor to HNI as requested by the Chief Executive Officer. TERM This term shall begin January 1, 2019 and end December 31, 2021. This Agreement may be terminated by either party upon sixty days' prior written notice. FEES, EXPENSES AND PAYMENT HNI will pay Special Advisor a calendar quarterly fee of $45,000 during the term. HNI will reimburse Special Advisor for travel and miscellaneous expenses relating to the services provided. Special Advisor will submit an invoice each quarter to HNI for the quarterly fee, as well as travel and miscellaneous expenses incurred during the prior quarter. CONFIDENTIAL INFORMATION Special Advisor acknowledges to perform the services called for in this Agreement, it will be necessary for HNI to disclose to Special Advisor Confidential Information. Special Advisor agrees not to disclose any Confidential Information to any third parties. Upon termination of this Agreement, Special Advisor will not use and will destroy all Confidential Information. "Confidential Information" means any information given to Special Advisor by members or directors of HNI and its affiliates, technical data, financial data, customer and supplier information, business plans, or other information commercially valuable to HNI and not generally known in the industry. These obligations will survive this Agreement and continue for so long as the material remains Confidential Information. NON-DISPARAGEMENT AND NON-COMPETE During the term of this Agreement, Special Advisor agrees, for itself and for Stan Askren, they will not compete, directly or indirectly, with HNI nor disparage HNI or any of its affiliates. HNI agrees it will use its best efforts to prevent any of its members from disparaging Special Advisor and Stan Askren. MISCELLANEOUS Special Advisor will not, and will cause Stan Askren to not, purchase or sell any shares of HNI common stock without first consulting with HNI’s General Counsel. Special Advisor is an independent contractor. Special Advisor will not attempt to bind or act for HNI. Special Advisor will not assign or transfer any obligations under this Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior communications. This Agreement may be modified only in writing. HNI CORPORATION QUIET TRAIL INVESTMENTS, LLC By: /s/ Jeffrey D. Lorenger By: /s/ Stan A. Askren Name: Jeffrey D. Lorenger, President and CEO Name: Stan A. Askren Date: November 7, 2018 Date: November 7, 2018